Exhibit 99.2

              Trinity Learning Corporation Streamlines Operations

Company Moves Headquarters, Promotes Key Executives to Prepare for Future Growth BERKELEY, CALIFORNIA - FEBRUARY 1, 2006 - Trinity Learning Corporation (OTCBB:
TTYL), announced today that it will move its headquarters to its global learning center in Dallas, Texas and promote key company executives. Effective February 1, Doug Cole, current President and Chief Executive Officer will become Executive Vice-president and Vice-chairman of the company's Board of Directors. Rich Marino, currently Chief Operations Officer, will be promoted to Chief Executive Officer and President. Mr. Marino will be relocating to the Dallas area as a part of this transition.

"These changes are intended to make us a more successful organization as we grow", said Doug Cole, the Company's current CEO and President. "Rich Marino has played an integral role in our success thus far and we are pleased to have him in his new position. Our Dallas learning center plays a major role in our operation and our Workplace Learning division is our flagship business. Adding focus there just makes sense."

ABOUT  TRINITY  LEARNING  CORPORATION

Trinity Learning Corporation (OTCBB:TTYL) is a global learning company that is aggressively executing an acquisition-based growth strategy in the $2 trillion global education and training market. The Company currently provides workplace learning and certification services to 4,000 clients including governmental organizations and Fortune 1000 companies. With 240 employees and a 205,000 sq. foot state-of-the-art content production and distribution facility, Trinity Learning produces and delivers education and training content to organizations in growing vertical markets such as healthcare, homeland security, and industrial services. Trinity Learning is focused on the growing and highly fragmented workplace certification sector and by leveraging its size and expertise to new industry segments and geographic markets through additional acquisitions, internal growth, and strategic alliances. Trinity Learning is seeking to become an industry leader and one of the first global learning brands over the next five years.

FORWARD  LOOKING  STATEMENTS  -  DISCLAIMER  -  RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning's business. Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB, Form 10-QSB, and Form 8K.

INVESTOR  RELATIONS  CONTACT:
-----------------------------

Mr. James Hostetler, Vice-president of Corporate Finance and Investor Relations Direct Dial (972) 309-4600
Investor  relations  email:  investors@trinitylearning.com
                             -----------------------------

TRINITY  LEARNING  CONTACT:
---------------------------

Mr.  Mark  Vevera,  Vice  President  -  Marketing
Direct  dial  (972)  309-5558
Business  inquiries  email:  mark.vevera@trinitylearning.com
                             -------------------------------